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                                                                  EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-71807) of Corporate Office Properties Trust (the "Company") of (1) our report dated February 24, 1999, relating to the financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998,
(2) our report dated January 6, 1999, appearing on page F-15 of the Company's Form 8-K/A filed on January 14, 1999 on the combined statement of revenue and certain expenses of the Centerpoint Properties, and (3) our report dated January 18, 1999, appearing on page F-17 of the Company's Form 8-K/A filed on February 3, 1999 on the combined statement of revenue and certain expenses of the Gateway Properties. We also consent to the references to us under the heading "Experts" in such Registration Statement.




PRICEWATERHOUSECOOPERS LLP
Washington, D.C.
May 20, 1999